Exhibit 99.1

News Release

February 20, 2013

Ashland Inc. announces offering of senior notes

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced its intention to offer up to an aggregate of $2.3 billion in principal amount of senior notes comprised of the following tranches: (i) senior notes due 2016, (ii) senior notes due 2018, (iii) senior notes due 2022 and (iv) senior notes due 2025 (collectively, the Notes). The senior notes due 2016, the senior notes due 2018 and the senior notes due 2025 will each constitute a new series of senior notes. The senior notes due 2022 are being offered as additional notes under Ashland’s existing indenture, dated August 7, 2012, pursuant to which Ashland previously issued $500.0 million aggregate principal amount of 4.750% senior notes due 2022, and will form a single series of notes with the existing 4.750% senior notes due 2022. The Notes will be unsecured, unsubordinated obligations of Ashland.

Ashland intends to use the net proceeds of the offering (after deducting initial purchasers’ discounts and other fees and expenses), together with cash on hand, to prepay a significant portion of the outstanding loans under its senior secured credit facility, to pay costs and expenses relating to such prepayment, including accrued and unpaid interest thereon, and to pay costs associated with terminating certain interest rate swaps entered into in connection with its senior secured credit facility.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Notes. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Ashland

In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

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FOR FURTHER INFORMATION:

Investor Relations

Jason Thompson

+1 (859) 815-4454

jlthompson@ashland.com

Media Relations

Gary Rhodes

+1 (859) 815-3047

glrhodes@ashland.com